Exhibit 99.1 - Press Release

Homeland Energy Solutions located in Lawler Iowa announced they will begin construction this month (July) on a new USP grade industrial ethanol plant.

The construction contract was signed with Nelson Baker Biotech last month and is scheduled to begin production in 5 months, December 2020.

“We are targeting to utilize up to 50% of our nameplate fuel ethanol production capacity for feedstock to the new USP plant”

James Broghammer CEO/President.